Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2012 Equity Compensation Plan of Diversified Healthcare Trust of our report dated March 2, 2020, with respect to the consolidated financial statements of Diversified Healthcare Trust included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

June 2, 2022